Exhibit 10(g)(3)

AMENDMENT NO. 3

TO THE

2004 RESTATEMENT OF THE XEROX CORPORATION

UNFUNDED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

W I T N E S S E T H:

WHEREAS, Xerox Corporation (the “Company”) has adopted the Unfunded Supplemental Executive Retirement Plan, which is presently set forth in the “2004 Restatement of Xerox Corporation Unfunded Supplemental Executive Retirement Plan”, as amended by Amendment Nos. 1 and 2 (the “Plan”),

WHEREAS, the Company desires to amend the Plan,

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 5(B) shall be amended to read in its entirety as follows:

“(B) If a Participant, who is an employee or former employee of the Company, or a surviving spouse of a Participant, is deemed by the Plan Administrator, in her sole and absolute discretion, to have engaged in detrimental activity against the Company, such employee, former employee or surviving spouse shall not be eligible to receive benefits under the Plan. (Detrimental activity shall include, but not be limited to, engaging in litigation against the Company or the Plan.)”

This amendment is effective as of the date hereof. In all other respects the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the 27th day of February, 2006.

XEROX CORPORATION

By:	/s/ Patricial M. Nazemetz
Vice President